UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition and Exhibits

On May 1, 2006, PS Business Parks, Inc. announced its financial results for the first quarter ended March 31, 2006. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

      99.1 Press release dated May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 1, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 May 1, 2006
Contact:            Mr. Edward A. Stokx
                          (818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2006

Glendale, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the first quarter ended March 31, 2006.

Net income allocable to common shareholders for the three months ended March 31, 2006 was $5.1 million or $0.23 per diluted share on revenues of $58.9 million compared to $7.3 million or $0.33 per diluted share on revenues of $53.9 million for the same period in 2005.

Revenues increased $5.0 million for the three months ended March 31, 2006 as a result of improved occupancy within the Company’s portfolio combined with a payment received from a former tenant in connection with a bankruptcy settlement of approximately $1.8 million. Net income allocable to common shareholders for the three months ended March 31, 2006 decreased over the same period of 2005 by $2.3 million or $0.10 per diluted share resulting primarily from a decrease in the gain on disposition of real estate.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended March 31, 2006 and 2005 were $26.7 million, or $0.92 per diluted share, and $25.9 million, or $0.88 per diluted share, respectively. The increase in FFO was primarily due to the receipt of $1.8 million from the previously mentioned bankruptcy settlement partially offset by an increase in Same Park operating expenses and the net impact of sold and acquired assets.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2005 are referred to as “Other Facilities.” For the three months ended March 31, 2006 and 2005, the Same Park portfolio constitutes 17.2 million net rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2005 through March 31, 2006, and represents approximately 97% of the weighted average square footage of the Company’s portfolio for the three months ended March 31, 2006.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months ended March 31, 2006 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

                                                                  For the Three Months
                                                                       Ended March 31,
                                                                 ------------------------
                                                                     2006         2005        Change
                                                                 ------------- ----------- ------------
    Rental income:
     Same Park (17.2 million net rentable square feet) (1)...... $  56,853     $  53,763         5.7%
     Other Facilities (599,000 net rentable square feet) (2).... $   1,901             -       100.0%
                                                                 ------------- ----------- ------------
    Total rental income.........................................    58,754        53,763         9.3%
                                                                 ------------- ----------- ------------
    Cost of operations:
     Same Park..................................................    17,439        15,870         9.9%
     Other Facilities...........................................       507             -       100.0%
                                                                 ------------- ----------- ------------
    Total cost of operations....................................    17,946        15,870        13.1%
                                                                 ------------- ----------- ------------
    Net operating income (3):
     Same Park..................................................    39,414        37,893         4.0%
     Other Facilities...........................................     1,394             -       100.0%
                                                                 ------------- ----------- ------------
    Total net operating income..................................    40,808        37,893         7.7%
                                                                 ------------- ----------- ------------
    Other income and expenses:
     Facility management fees...................................       149           145         2.8%
     Interest and other income..................................     2,000           398       402.5%
     Interest expense...........................................      (513)         (282)       81.9%
     Depreciation and amortization..............................   (20,586)      (18,426)       11.7%
     General and administrative.................................    (1,650)       (1,438)       14.7%
                                                                 ------------- ----------- ------------
    Income before discontinued operations and minority interest. $  20,208     $  18,290        10.5%
                                                                 ============= =========== ============
    Same Park gross margin (4)..................................     69.3%         70.5%        (1.7%)
    Same Park weighted average for period:
     Occupancy..................................................     92.7%         91.4%         1.4%
     Annualized realized rent per square foot (5)............... $   14.22     $  13.64          4.3%

(1) See above for a definition of Same Park.

(2) Represents operating properties owned by the Company as of March 31, 2006 that are not included in Same Park.

(3) Net operating income ("NOI") is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company's calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles
   ("GAAP").

(4) Same Park gross margin is computed by dividing NOI by rental income.

(5) Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.  Excluding the bankruptcy  settlement  of $1.8  million,  Same Park  realized  rent per square foot for the first quarter of 2006 would have been $13.77.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended March 31, 2006.

     Ratio of FFO to fixed charges (1).....................................         80.4x
     Ratio of FFO to fixed charges and preferred distributions (1).........          2.8x
     Debt and preferred equity to total market capitalization (based on
         common stock price of $55.92 at March 31, 2006)...................         32.0%
     Available under line of credit at March 31, 2006......................     $100.0 million

(1) Fixed charges include interest expense of $513,000.

Property Acquisitions

On February 8, 2006, the Company acquired WesTech Business Park, a 366,000 square foot office and flex park in Silver Spring, Maryland, for approximately $69.7 million. The park, which was approximately 95.0% occupied at the time of acquisition, consists of nine single-story buildings.

Property Dispositions

During the three months ended March 31, 2006, the Company sold three units at Miami International Commerce Center (“MICC”) aggregating 25,300 square feet with a combined gross sale price of $2.9 million. In connection with these sales, the Company recognized gains of $711,000.

Stock Repurchase Program

The Company’s Board of Directors has authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. During the three months ended March 31, 2006, the Company repurchased 225,000 shares of common stock at a cost of approximately $11.7 million. Since inception of the program through March 31, 2006, the Company has repurchased an aggregate of 3.2 million shares of common stock at an aggregate cost of approximately $98.2 million (average cost of $30.61 per share).

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on May 1, 2006. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 30, 2006 to shareholders of record on June 15, 2006.

                      Series               Dividend Rate       Dividend Declared
                      --------             -------------       -----------------
                      Series F                   8.750%                0.546875
                      Series H                   7.000%                0.437500
                      Series I                   6.875%                0.429688
                      Series K                   7.950%                0.496875
                      Series L                   7.600%                0.475000
                      Series M                   7.200%                0.450000

Director Retirement

Effective May 1, 2006, Jack Steele retired as a director of the Company. Dr. Steele has served as a director for the Company since its inception in 1990.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2006, PSB wholly owned approximately 17.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated in California (5.4 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.4 million sq. ft.), Virginia (2.8 million sq. ft.), Maryland (1.6 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, May 2, 2006, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is 1-800-399-4409; the conference ID is 7412541. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 9, 2006 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

                                                        PS BUSINESS PARKS, INC.
                                                        SELECTED FINANCIAL DATA
                                                       (unaudited, in thousands)

                                                       At March 31, 2006          At December 31, 2005
                                                    --------------------------   ----------------------
Balance Sheet Data:
    Cash and cash equivalents...................     $            137,631          $        200,447
    Properties held for disposition, net........     $              4,082          $          6,158
    Real estate facilities, before accumulated
      depreciation..............................     $          1,647,241          $      1,572,305
    Total assets................................     $          1,453,015          $      1,463,678
    Total debt..................................     $             25,726          $         25,893
    Minority interest - common units............     $            167,468          $        169,451
    Minority interest - preferred units.........     $            135,750          $        135,750
    Perpetual preferred stock...................     $            593,350          $        593,350
    Common shareholders' equity.................     $            489,288          $        500,108

    Total common shares outstanding at period
    end.........................................                   21,344                    21,561
                                                    ==========================   ======================

    Total common  shares  outstanding  at period
      end, assuming  conversion of all Operating
      Partnership units into common stock.......                   28,649                    28,866
                                                    ==========================   ======================

                                                        PS BUSINESS PARKS, INC.
                                                   CONSOLIDATED STATEMENTS OF INCOME
                                          (unaudited, in thousands, except per share amounts)

                                                                  For the Three Months
                                                                    Ended March 31,
                                                           -----------------------------------
                                                                2006              2005
                                                           ---------------- ------------------
Revenues:
   Rental income........................................   $        58,754  $          53,763
   Facility management fees.............................               149                145
                                                           ---------------- ------------------
  Total operating revenues..............................            58,903             53,908
                                                           ---------------- ------------------
Expenses:
  Cost of operations....................................            17,946             15,870
  Depreciation and amortization.........................            20,586             18,426
  General and administrative............................             1,650              1,438
                                                           ---------------- ------------------
  Total operating expenses..............................            40,182             35,734
                                                           ---------------- ------------------
Other income and expenses:
  Interest and other income.............................             2,000                398
  Interest expense......................................              (513)              (282)
                                                           ---------------- ------------------
  Total other income and expenses.......................             1,487                116
                                                           ---------------- ------------------
Income from continuing operations before minority
 interests..............................................            20,208             18,290
                                                           ---------------- ------------------
Minority interests in continuing operations:
    Minority interest in income - preferred units.......            (2,781)            (2,691)
    Minority interest in income - common units..........            (1,568)            (1,464)
                                                           ---------------- ------------------
    Total minority interests in continuing operations...            (4,349)            (4,155)
                                                           ---------------- ------------------
Income from continuing operations ......................            15,859             14,135
                                                           ---------------- ------------------
Discontinued operations:
    (Loss) income from discontinued operations..........               (97)              1,035
  Gain on disposition of real estate....................               711              2,914
Minority interest in earnings attributable to
     discontinued operations - common units.............              (156)              (991)
                                                           ---------------- ------------------
Income from discontinued operations.....................               458              2,958
                                                           ---------------- ------------------
Net income..............................................            16,317             17,093
                                                           ---------------- ------------------
Net income allocable to preferred shareholders:
   Preferred distributions..............................            11,255              9,769
                                                           ---------------- ------------------

Net income allocable to common shareholders.............   $         5,062  $           7,324
                                                           ================ ==================
Net income per common share - basic:
  Continuing operations.................................   $          0.21  $            0.20
  Discontinued operations...............................   $          0.02  $            0.14
   Net income...........................................   $          0.24  $            0.34
Net income per common share - diluted:
  Continuing operations.................................   $          0.21  $            0.20
  Discontinued operations...............................   $          0.02  $            0.13
   Net income...........................................   $          0.23  $            0.33
Weighted average common shares outstanding:
  Basic.................................................            21,437             21,852
                                                           ================ ==================
  Diluted...............................................            21,708             22,012
                                                           ================ ==================

                                                        PS BUSINESS PARKS, INC.
                       Computation of Funds from Operations ("FFO") and Funds Available for Distribution ("FAD")
                                          (unaudited, in thousands, except per share amounts)

                                                           For the Three Months Ended March
                                                                          31,
                                                          ------------------------------------
                                                                2006               2005
                                                          -----------------  -----------------

Computation of Diluted Funds From Operations
--------------------------------------------
    per Common Share ("FFO") (1):
    -----------------------------

Net income allocable to common shareholders.............  $          5,062   $          7,324
Adjustments:
    Gain on disposition of real estate..................              (711)            (2,914)
    Depreciation and amortization.......................            20,612             19,016
    Minority interest in income - common units..........             1,724              2,455
                                                          -----------------  -----------------
FFO allocable to common shareholders/unit holders.......  $         26,687   $         25,881
                                                          =================  =================

Weighted average common shares outstanding..............            21,437             21,852
Weighted average common OP units outstanding............             7,305              7,305
Weighted average common share equivalents outstanding...               271                160
                                                          -----------------  -----------------
Weighted average common shares and OP units for purposes
  of computing fully-diluted FFO per common share.......            29,013             29,317
                                                          =================  =================

Diluted FFO per common share equivalent.................             $0.92              $0.88
                                                          =================  =================

Computation of Funds Available for Distribution
("FAD")(2):

FFO allocable to common shareholders....................  $         26,687   $         25,881

Adjustments:
     Maintenance capital expenditures...................            (1,004)              (339)
     Tenant improvements................................            (3,543)            (6,447)
     Lease commissions..................................              (511)            (1,554)
     Straight-line rent.................................              (589)            (1,188)
     Stock-based compensation expense...................               526                127
     In-place rents adjustment..........................                53                 39
     Lease incentives...................................               130                  -
                                                          -----------------  -----------------
FAD.....................................................  $         21,749   $         16,519
                                                          =================  =================

Distributions to common shareholders/unit holders.......  $          8,308   $          8,461
                                                          =================  =================

Distribution payout ratio...............................             38.2%              51.2%
                                                          =================  =================

(1)  Funds From  Operations ("FFO") is computed in  accordance  with the White Paper on FFO  approved by the Board of Governors of the National  Association  of Real  Estate  Investment  Trusts  ("NAREIT"). he White Paper  defines FFO as net income, computed in accordance with GAAP, before  depreciation,  amortization,  minority interest in income, gains or losses on asset dispositions and extraordinary  items. FFO should be analyzed in conjunction with net income.  However,  FFO should not be viewed as a substitute for net income as a measure of operating  performance or liquidity as it does not reflect  depreciation and amortization  costs or the level of capital  expenditure and leasing costs necessary to maintain the operating  performance of the Company's  properties, which are significant  economic costs and could  materially  impact the Company's  results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other real estate companies.

(2)  Funds available for distribution ("FAD") is computed by deducting from consolidated FFO recurring capital expenditures, which the Company defines as those costs incurred to maintain the assets' value,  tenant  improvements,  capitalized leasing commissions and straight-line  rent from FFO and adding  stock-based  compensation  expense,  amortization  of lease incentives,  in-place  rents adjustment  and the impact of EITF Topic D-42.  Like FFO,  the Company  considers  FAD to be a useful  measure  for  investors  to evaluate the  operations  and cash flows of a REIT.  FAD does not represent net income or cash flow from  operations as defined by GAAP.